Exhibit 99.1
ENERGY TRANSFER PARTNERS
REPORTS QUARTERLY RESULTS
Dallas — August 9, 2010 — Energy Transfer Partners, L.P. (NYSE:ETP) today reported Adjusted EBITDA, Distributable Cash Flow, and net income for the quarter ended June 30, 2010. Adjusted EBITDA for the three months ended June 30, 2010 totaled $335.6 million, an increase of $67.5 million from the three months ended June 30, 2009. Distributable Cash Flow for the three months ended June 30, 2010 totaled $200.0 million, an increase of $65.4 million from the three months ended June 30, 2009. Net income for the three months ended June 30, 2010, including the impact of the non-cash charge discussed below, totaled $42.8 million, a decrease of $107.9 million from the three months ended June 30, 2009.
Adjusted EBITDA for the six months ended June 30, 2010 totaled $841.5 million, an increase of $38.3 million from the six months ended June 30, 2009. Distributable Cash Flow for the six months ended June 30, 2010 totaled $576.8 million, an increase of $0.7 million from the six months ended June 30, 2009. Net income for the six months ended June 30, 2010, including the impact of the non-cash charge discussed below, totaled $283.0 million, a decrease of $175.0 million from the six months ended June 30, 2009.
Net income for the three and six months ended June 30, 2010 includes a $52.6 million non-cash charge recorded in connection with our May 2010 transfer of substantially all of our interest in the Midcontinent Express Pipeline in exchange for our redemption of 12.3 million ETP Common Units held by our general partner.
Related to ETP’s liquidity position, the Partnership raised approximately $70.0 million in net proceeds during the three months ended June 30, 2010 under an equity distribution program. As of June 30, 2010, in addition to approximately $78.8 million of cash on hand, the Partnership had available capacity under its revolving credit facility of approximately $1.95 billion.
An analysis of the Partnership’s segment results and other supplementary data is provided after the financial tables shown below. Management will discuss the second quarter 2010 results on the Partnership’s conference call scheduled for 8:30 a.m. Central Time today. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will be available for replay on the Partnership’s website for a limited time.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release. Beginning with the quarter ended June 30, 2010 and applied retroactively to all periods presented, the Partnership has included additional non-cash items relating to commodity risk management activities in its reconciliation of net income to Adjusted EBITDA. (See notes under “Supplemental Information” for further information.)
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also is one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 50.2 million ETP limited partner units; and owns the general partner of Regency Energy Partners and approximately 26.3 million Regency limited partner units.
The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)
-more-

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS	$934,796	$1,271,963

PROPERTY, PLANT AND EQUIPMENT, net	9,202,653	8,670,247

ADVANCES TO AND INVESTMENTS IN AFFILIATES	7,587	663,298
LONG-TERM PRICE RISK MANAGEMENT ASSETS	4,237	—
GOODWILL	773,745	745,505
INTANGIBLES AND OTHER ASSETS, net	433,072	383,959

Total assets	$11,356,090	$11,734,972

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES	$836,634	$823,539

LONG-TERM DEBT, less current maturities	6,049,443	6,176,918
OTHER NON-CURRENT LIABILITIES	134,385	134,807

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL	4,335,628	4,599,708

Total liabilities and partners’ capital	$11,356,090	$11,734,972

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES:
Natural gas operations	$1,045,946	$948,233	$2,352,655	$2,060,188
Retail propane	197,147	179,770	730,586	667,677
Other	24,613	23,814	56,446	54,052

Total revenues	1,267,706	1,151,817	3,139,687	2,781,917

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	654,239	542,004	1,566,845	1,274,117
Cost of products sold — retail propane	110,282	78,070	415,263	298,292
Cost of products sold — other	6,336	5,919	13,614	12,723
Operating expenses	169,533	176,681	340,281	358,454
Depreciation and amortization	83,877	76,174	167,153	148,777
Selling, general and administrative	44,255	53,749	93,009	109,481

Total costs and expenses	1,068,522	932,597	2,596,165	2,201,844

OPERATING INCOME	199,184	219,220	543,522	580,073
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(103,014)	(100,680)	(207,976)	(182,725)
Equity in earnings of affiliates	4,072	1,673	10,253	2,170
Gains (losses) on disposal of assets	1,385	181	(479)	(245)
Gains on non-hedged interest rate derivatives	—	36,842	—	50,568
Allowance for equity funds used during construction	4,298	(1,839)	5,607	18,588
Impairment of investment in affiliate	(52,620)	—	(52,620)	—
Other, net	(5,893)	(100)	(4,860)	967

INCOME BEFORE INCOME TAX EXPENSE	47,412	155,297	293,447	469,396
Income tax expense	4,569	4,559	10,493	11,491

NET INCOME	42,843	150,738	282,954	457,905
GENERAL PARTNER’S INTEREST IN NET INCOME	90,599	87,179	190,598	177,469

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$(47,756)	$63,559	$92,356	$280,436

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$(0.26)	$0.38	$0.48	$1.72

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	186,649,074	166,596,074	187,531,919	161,829,139

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$(0.26)	$0.38	$0.48	$1.72

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	186,649,074	167,197,121	188,362,188	162,384,831

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
		(Revised — see		(Revised — see
		notes (b) and		notes (b) and
		(c) below)		(c) below)
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$42,843	$150,738	$282,954	$457,905
Interest expense, net of interest capitalized	103,014	100,680	207,976	182,725
Income tax expense	4,569	4,559	10,493	11,491
Depreciation and amortization	83,877	76,174	167,153	148,777
Non-cash unit-based compensation expense	7,404	7,682	14,600	14,483
(Gains) losses on disposals of assets	(1,385)	(181)	479	245
Gains on non-hedged interest rate derivatives	—	(36,842)	—	(50,568)
Allowance for equity funds used during construction	(4,298)	1,839	(5,607)	(18,588)
Unrealized (gains) losses on commodity risk management activities (b)	32,096	(39,538)	83,524	54,701
Impairment of investment in affiliate	52,620	—	52,620	—
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	8,989	2,953	22,435	2,953
Other, net	5,893	100	4,860	(967)

Adjusted EBITDA	$335,622	$268,164	$841,487	$803,157

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$42,843	$150,738	$282,954	$457,905
Amortization of finance costs charged to interest	2,090	2,162	4,381	4,152
Deferred income taxes	(1,278)	2,984	155	9,703
Depreciation and amortization	83,877	76,174	167,153	148,777
Non-cash unit-based compensation expense	7,404	7,682	14,600	14,483
(Gains) losses on disposals of assets	(1,385)	(181)	479	245
Unrealized gains on non-hedged interest rate derivatives	—	(36,842)	—	(50,568)
Allowance for equity funds used during construction	(4,298)	1,839	(5,607)	(18,588)
Unrealized (gains) losses on commodity risk management activities (c)	32,096	(39,538)	83,524	54,701
Impairment of investment in affiliate	52,620	—	52,620	—
Distributions in excess of equity in earnings, net	10,269	(758)	20,378	(430)
Maintenance capital expenditures	(24,218)	(29,687)	(43,855)	(44,283)

Distributable Cash Flow	$200,020	$134,573	$576,782	$576,097

(a)
The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

Definition of Adjusted EBITDA

The Partnership’s definition of Adjusted EBITDA has been revised during the current period, as discussed in note (b) below. The Partnership now defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives, inventory fair value adjustments (including lower of cost or market adjustments), and the effect of previously recognized inventory fair value adjustments on margin.

Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

Definition of Distributable Cash Flow

The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives, inventory fair value adjustments (including lower of cost or market adjustments), and the effect of previously recognized inventory fair value adjustments on margin. Distributable Cash Flow also reflects earnings from affiliates on a cash basis.

Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

(b)
The Partnership has presented Adjusted EBITDA in previous communications; however, the Partnership changed its definition for this non-GAAP measure during the current period. The measure that is now being reported is consistent with the previous measure, except that the revised measure now reflects earnings before unrealized gains and losses on commodity risk management activities. The Partnership believes that with these changes, Adjusted EBITDA more accurately reflects its operating performance and therefore is a more useful measure. These changes have been applied retroactively to all periods presented. The effect of these changes on Adjusted EBITDA was $32.1 million and $(39.5) million for the three months ended June 30, 2010 and 2009, respectively and $83.5 million and $54.7 million for the six months ended June 30, 2010 and 2009, respectively. See “Non-GAAP Measures” available on the Partnership’s website at www.energytransfer.com for the reconciliation of net income to Adjusted EBITDA for prior periods (beginning with the fiscal year ended August 31, 2005) reflecting the changes described above.

(c)
Beginning with the current period and applied retroactively to all periods presented, the Partnership has re-classified certain items in its reconciliation of net income to Distributable Cash Flow. Previously, unrealized gains and losses on commodity derivatives, inventory fair value adjustments (including lower of cost or market adjustments), and the effect of previously recognized inventory fair value adjustments on margin were presented separately in the reconciliation of net income to Distributable Cash Flow. Under the revised presentation, these items are aggregated and presented as unrealized gains and losses on commodity risk management activities. These reclassifications did not result in any changes to current or previously reported Distributable Cash Flow and were made to conform to the same items now included in the reconciliation from net income to Adjusted EBITDA as described in note (b) above. See “Non-GAAP Measures” available on the Partnership’s website at www.energytransfer.com for the reconciliation of net income to Distributable Cash Flow for prior periods (beginning with the fiscal year ended August 31, 2005) reflecting the changes described above.

REPORTABLE SEGMENTS (unaudited)

	Three Months Ended June 30, 2010
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	11,769,582	1,508,739	—	—
Natural gas sold (MMBtu/d)	1,666,614	24,708	412,195	—
NGLs produced (Bbls/d)	—	—	51,140	—
Retail propane gallons (in thousands)	—	—	—	84,973

Results by segment:
Revenues from external customers	$530,174	$70,079	$407,123	$220,126	$40,204	$—	$1,267,706
Intersegment revenues	318,713	—	350,671	—	935	(670,319)	—

Total revenues	848,887	70,079	757,794	220,126	41,139	(670,319)	1,267,706
Cost of products sold	629,185	—	662,564	115,133	34,210	(670,235)	770,857

Gross margin	219,702	70,079	95,230	104,993	6,929	(84)	496,849
Operating expenses	47,369	20,200	19,033	79,970	3,045	(84)	169,533
Depreciation and amortization	29,152	12,762	20,282	20,297	1,384	—	83,877
Selling, general and administrative	15,363	4,952	6,050	11,162	6,728	—	44,255

Segment operating income (loss)	$127,818	$32,165	$49,865	$(6,436)	$(4,228)	$—	$199,184

Supplemental segment data:
Unrealized gains (losses) on commodity risk management activities	$(23,334)	$—	$(8,746)	$(16)	$—	$—	$(32,096)
Allowance for equity funds used during construction	—	4,298	—	—	—	—	4,298
Non-cash unit-based compensation expense	3,587	418	513	1,321	1,565	—	7,404
Equity in earnings of affiliates	652	3,420	—	—	—	—	4,072
Distributions from equity method investees	850	13,491	—	—	—	—	14,341
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	8,989	—	—	—	—	8,989
Growth capital expenditures	12,594	383,167	77,171	4,611	1,142	—	478,685
Maintenance capital expenditures	4,338	7,999	3,655	7,354	872	—	24,218

	Three Months Ended June 30, 2009
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	13,593,471	1,683,298	—	—
Natural gas sold (MMBtu/d)	812,193	24,294	916,048	—
NGLs produced (Bbls/d)	—	—	48,219	—
Retail propane gallons (in thousands)	—	—	—	92,153

Results by segment:
Revenues from external customers	$372,674	$70,585	$504,973	$202,272	$1,313	$—	$1,151,817
Intersegment revenues	121,260	—	40,795	—	—	(162,055)	—

Total revenues	493,934	70,585	545,768	202,272	1,313	(162,055)	1,151,817
Cost of products sold	233,951	—	470,108	82,886	1,103	(162,055)	625,993

Gross margin	259,983	70,585	75,660	119,386	210	—	525,824
Operating expenses	56,918	17,344	17,011	84,294	1,114	—	176,681
Depreciation and amortization	25,859	12,837	17,191	20,174	113	—	76,174
Selling, general and administrative	20,277	8,454	13,408	10,358	1,252	—	53,749

Segment operating income (loss)	$156,929	$31,950	$28,050	$4,560	$(2,269)	$—	$219,220

Supplemental segment data:
Gains (losses) on non-hedged interest rate derivatives	$—	$—	$—	$—	$36,842	$—	$36,842
Unrealized gains (losses) on commodity risk management activities	25,893	—	5,829	7,816	—	—	39,538
Allowance for equity funds used during construction	—	(1,839)	—	—	—	—	(1,839)
Non-cash unit-based compensation expense	291	941	3,078	1,036	2,336	—	7,682
Equity in earnings of affiliates	813	860	—	—	—	—	1,673
Distributions from equity method investees	915	—	—	—	—	—	915
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	2,953	—	—	—	—	2,953
Growth capital expenditures	170,093	17,946	23,996	11,646	715	—	224,396
Maintenance capital expenditures	14,479	5,807	5,178	3,510	713	—	29,687

	Six Months Ended June 30, 2010
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	11,563,460	1,533,194	—	—
Natural gas sold (MMBtu/d)	1,556,487	22,388	554,131	—
NGLs produced (Bbls/d)	—	—	49,734	—
Retail propane gallons (in thousands)	—	—	—	302,584

Results by segment:
Revenues from external customers	$1,132,530	$138,348	$1,025,830	$781,281	$61,698	$—	$3,139,687
Intersegment revenues	582,849	—	528,735	—	2,381	(1,113,965)	—

Total revenues	1,715,379	138,348	1,554,565	781,281	64,079	(1,113,965)	3,139,687
Cost of products sold	1,270,691	—	1,362,356	424,890	51,582	(1,113,797)	1,995,722

Gross margin	444,688	138,348	192,209	356,391	12,497	(168)	1,143,965
Operating expenses	89,330	36,261	36,863	171,702	6,293	(168)	340,281
Depreciation and amortization	58,144	25,213	40,617	40,385	2,794	—	167,153
Selling, general and administrative	35,192	13,112	12,532	23,966	8,207	—	93,009

Segment operating income (loss)	$262,022	$63,762	$102,197	$120,338	$(4,797)	$—	$543,522

Supplemental segment data:
Unrealized gains (losses) on commodity risk management activities	$(68,499)	$—	$(11,677)	$(3,348)	$—	$—	$(83,524)
Allowance for equity funds used during construction	—	5,607	—	—	—	—	5,607
Non-cash unit-based compensation expense	6,307	836	1,785	2,542	3,130	—	14,600
Equity in earnings of affiliates	1,373	8,880	—	—	—	—	10,253
Distributions from equity method investees	1,990	28,641	—	—	—	—	30,631
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	22,435	—	—	—	—	22,435
Growth capital expenditures	36,354	413,625	135,285	13,245	2,435	—	600,944
Maintenance capital expenditures	8,618	11,719	6,985	14,543	1,990	—	43,855

	Six Months Ended June 30, 2009
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	13,611,768	1,715,252	—	—
Natural gas sold (MMBtu/d)	876,506	19,695	1,003,236	—
NGLs produced (Bbls/d)	—	—	47,404	—
Retail propane gallons (in thousands)	—	—	—	310,633

Results by segment:
Revenues from external customers	$828,477	$131,934	$1,099,776	$718,184	$3,546	$—	$2,781,917
Intersegment revenues	294,108	—	77,624	—	—	(371,732)	—

Total revenues	1,122,585	131,934	1,177,400	718,184	3,546	(371,732)	2,781,917
Cost of products sold	616,565	—	1,029,284	307,991	3,024	(371,732)	1,585,132

Gross margin	506,020	131,934	148,116	410,193	522	—	1,196,785
Operating expenses	110,408	32,709	34,804	178,470	2,063		358,454
Depreciation and amortization	50,892	23,496	33,701	40,446	242	—	148,777
Selling, general and administrative	44,076	15,584	26,422	22,648	751		109,481

Segment operating income (loss)	$300,644	$60,145	$53,189	$168,629	$(2,534)	$—	$580,073

Supplemental segment data:
Gains (losses) on non-hedged interest rate derivatives	$—	$—	$—	$(17)	$50,585	$—	$50,568
Unrealized gains (losses) on commodity risk management activities	(92,528)	—	(5,394)	43,221	—	—	(54,701)
Allowance for equity funds used during construction	—	18,588	—	—	—	—	18,588
Non-cash unit-based compensation expense	2,670	1,366	3,705	2,070	4,672	—	14,483
Equity in earnings of affiliates	1,310	860	—	—	—	—	2,170
Distributions from equity method investees	1,740	—	—	—	—	—	1,740
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	2,953	—	—	—	—	2,953
Growth capital expenditures	287,826	46,789	42,928	23,211	1,486	—	402,240
Maintenance capital expenditures	18,232	5,807	9,544	9,183	1,517	—	44,283

Summary Analysis of Results by Segment
(tabular dollar amounts in thousands)
Intrastate Transportation and Storage
Gross Margin. The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Transportation fees	$154,754	$178,971	$(24,217)	$295,552	$354,104	$(58,552)
Natural gas sales and other	15,950	19,247	(3,297)	55,960	37,950	18,010
Retained fuel revenues	37,385	35,552	1,833	73,087	70,729	2,358
Storage margin, including fees	11,613	26,213	(14,600)	20,089	43,237	(23,148)

Total gross margin	$219,702	$259,983	$(40,281)	$444,688	$506,020	$(61,332)

Intrastate transportation and storage gross margin decreased primarily due to the following factors:
•
Transportation fees decreased during both the three and six months ended June 30, 2010 as a result of volume decreases due to less production by our customers in areas where our assets are located and by less favorable basis differentials principally between the West and East Texas market hubs.

•	Changes in margin from natural gas sales and other activity were primarily due to the impacts from system optimization activities.

•
Although our transported volumes were down and we retained less natural gas, our retention revenue increased during both the three and six months ended June 30, 2010 by $1.8 million and $2.4 million, respectively, principally due to more favorable pricing.

Storage margin was comprised of the following:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Withdrawals from storage natural gas inventory (MMBtu)	871,203	—	871,203	27,887,990	11,254,403	16,633,587

Margin on physical sales	$1,274	$150	$1,124	$65,652	$(11,016)	$76,668
Fair value adjustments	6,301	15,063	(8,762)	(62,254)	(29,559)	(32,695)
Settlements of financial derivatives	1,570	(6,532)	8,102	(8,929)	159,714	(168,643)
Unrealized gains (losses) on derivatives	(7,824)	10,189	(18,013)	5,294	(89,718)	95,012

Net impact of natural gas inventory transactions	1,321	18,870	(17,549)	(237)	29,421	(29,658)
Revenues from fee-based storage	10,328	9,763	565	21,627	18,106	3,521
Other costs	(36)	(2,420)	2,384	(1,301)	(4,290)	2,989

Total storage margin	$11,613	$26,213	$(14,600)	$20,089	$43,237	$(23,148)

For the three months ended June 30, 2010, storage margin decreased by $14.6 million primarily due to a minimal change in the price difference between the spot price and the forward price during the current period as compared to the prior year.

For the six months ended June 30, 2010, storage margin decreased by $23.1 million primarily due to less price variance between the carrying cost of our inventory and the locked-in sales price of our financial derivative. The margin that we realized for the natural gas withdrawn during the six months ended June 30, 2010 had been previously recognized through fair value adjustments and was therefore not reflected in the period of the actual withdrawals. We applied mark to market accounting prior to April 1, 2009; therefore, the storage margin for the six months ended June 30, 2009 reflected the recognition of gains on derivatives.
Operating Expenses. Intrastate operating expenses decreased for the three and six months ended June 30, 2010, principally due to decreases in consumption expense of $4.7 million and $12.6 million, respectively. Additionally, we experienced a decrease in ad valorem expenses of $2.1 million, and lower electricity expense of $2.1 million for the three months ended June 30, 2010 as compared to the three months ended June 30, 2009.
For the six months ended June 30, 2010, we experienced a decrease in ad valorem expenses of $3.5 million, lower electricity expense of $3.2 million, and lower compressor maintenance expense of $1.5 million as compared to the six months ended June 30, 2009. The remaining decrease was a result of lower overhead costs incurred.
Depreciation and Amortization. Intrastate transportation and storage depreciation and amortization expense increased during the three and six months ended June 30, 2010 compared to the prior periods primarily due to the completion of pipeline projects in connection with the continued expansion of our pipeline system.
Selling, General and Administrative. Intrastate selling, general and administrative expenses decreased for the three and six months ended June 30, 2010 as a result of decreases in professional fees of $4.6 million and $11.0 million, respectively. For the six months ended June 30, 2010, the decrease in professional fees was offset by an increase in employee-related costs (including allocated overhead) of $2.5 million compared to the six months ended June 30, 2009.
Interstate Transportation
The interstate transportation segment data presented above does not include our interstate pipeline joint ventures, for which we reflect our proportionate share of income within “Equity in earnings of affiliates” below operating income in our condensed consolidated statement of operations. We recorded equity in earnings in related to MEP of $3.4 million and $0.7 million for the three months ended June 30, 2010 and 2009, and $8.9 million and $0.7 million for the six months ended June 30, 2010 and 2009, respectively, related to our 50% joint venture investment.
Revenues. For the three months ended June 30, 2010, revenues decreased by approximately $0.5 million compared to the three months ended June 30, 2009 primarily as a result of less favorable market conditions for transporting natural gas from the San Juan to East delivery points during the period.
For the six months ended June 30, 2010, revenues increased by approximately $6.4 million compared to the prior period primarily due to increases in margin related to our operational gas sales, in addition to the completion of the Phoenix project in February 2009. This increase was partially offset by a decrease in transportation revenues due to lower transported volumes compared to the six months ended June 30, 2009.
Operating Expenses. Operating expenses increased during the three and six months ended June 30, 2010 primarily due to increases in ad valorem taxes resulting from increased property values related to the Phoenix pipeline. This increase was partially offset by a net decrease in other operating expenses primarily due to lower electric demand costs resulting from lower throughput.

Depreciation and Amortization. Depreciation and amortization expense increased during the six months ended June 30, 2010, primarily due to incremental depreciation associated with the completion of the Phoenix pipeline expansion that was completed in February 2009.
Selling, General and Administrative. Selling, general and administrative expenses decreased during the three and six months ended June 30, 2010 primarily due to lower employee-related costs and allocated overhead.
Midstream
The components of our midstream segment gross margin were as follows:
Gross Margin.

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Gathering and processing fee-based revenues	$55,583	$45,976	$9,607	$109,878	$93,884	$15,994
Non fee-based contracts and processing	50,226	32,164	18,062	97,496	49,370	48,126
Other	(10,579)	(2,480)	(8,099)	(15,165)	4,862	(20,027)

Total gross margin	$95,230	$75,660	$19,570	$192,209	$148,116	$44,093

Gathering and processing fee-based revenues increased between the periods due to the following:
•
For the three months ended June 30, 2010, an increase in gathering and processing volumes resulted in an increase of approximately $3.8 million in fee-based revenues compared to the three months ended June 30, 2009. Additionally, increased volumes resulting from our recent acquisitions and other growth capital expenditures located in Louisiana provided an increase in our fee-based margin of $5.8 million for the three months ended June 30, 2010 as compared to the three months ended June 30, 2009.

•
For the six months ended June 30, 2010, an increase in gathering and processing volumes accounted for approximately $3.8 million of the total increase in fee-based revenues compared to the six months ended June 30, 2009. In addition, increased volumes resulting from our recent acquisitions and other growth capital expenditures located in Louisiana provided an increase in our fee-based margin of $12.2 million.

Non fee-based contracts and processing margins increased between the periods due to the following:
•
For the three months ended June 30, 2010, our non fee-based gross margins increased primarily due to higher processing volumes at our Godley plant and more favorable NGL prices. The increase in NGL volumes, as well as more favorable pricing, resulted in an increase in our non fee-based margin of $18.1 million.

•
For the six months ended June 30, 2010, an increase in NGL volumes for which we receive processing fees, as well as more favorable pricing, resulted in an increase in our non fee-based margin of $48.1 million.

Other midstream gross margin reflects the following:
•
For the three months ended June 30, 2010, the decrease in other midstream gross margin resulted from losses of $10.6 million from marketing activities due to less favorable market conditions compared to the three months ended June 30, 2009.

•
For the six months ended June 30, 2010, the decrease in other midstream gross margin resulted from losses of $15.2 million from marketing activities due to less favorable market conditions compared to the six months ended June 30, 2009.

Operating Expenses. Operating expenses increased between the periods primarily as a result of increases in maintenance costs and other various operating costs as a result of the increases in NGLs produced.
Depreciation and Amortization. Midstream depreciation and amortization expense increased between the periods primarily due to incremental depreciation from the continued expansion of our Louisiana assets.
Selling, General and Administrative. For the three months ended June 30, 2010, midstream selling, general and administrative expenses decreased compared to the three months ended June 30, 2009 primarily due to a decrease in professional fees of $6.6 million and a net decrease in all other general and administrative costs of $0.7 million.
For the six months ended June 30, 2010, midstream selling, general and administrative expenses decreased compared to the six months ended June 30, 2009 primarily due to a decrease in professional fees of $8.9 million, employee-related costs (including allocated overhead expenses) of approximately $4.2 million and a net decrease in all other general and administrative costs of $0.7 million.
Retail Propane and Other Retail Propane Related
Gross Margin. For the three and six months ended June 30, 2010, gross margin decreased $14.4 million and $53.8 million, respectively, compared to the prior period, primarily due to the impact of mark to market accounting of financial instruments in 2009 and a slight decline in volumes during the current period.
Operating Expenses. Operating expenses decreased during the three and six months ended June 30, 2010 primarily due to decreases of $6.1 million and $10.8 million, respectively, in employee wages and benefits due to lower seasonal staffing needs and performance bonus accruals. These decreases were partially offset by a slight increase in other general operating expenses primarily in our vehicle fuel expenses due to the increase in fuel costs between periods.